Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Americas Gold and Silver Corporation
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-28
Reporting Entity ESTMA Identification Number	E272943		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Bradley R. Kipp				Date	2025-05-28
Position Title	Director

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Americas Gold and Silver Corporation					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E272943
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	Government of Mexico	Secretariat of Economy	$553,954		$497,451					$1,051,405	Mining Concessions and Taxes
Mexico	Ejido San Felipe				$146,263					$146,263	Right-Of-Way Easement
Mexico	Ejido San Jose de las Bocas				$116,431					$116,431	Right-Of-Way Easement
United States of America	Shoshone County	Shoshone County Tax Collector	$376,077							$376,077	Property Taxes
United States of America	Pension Benefit Guaranty Corporation				$384,733					$384,733	Pension Benefit Payments
United States of America	State of Idaho	Idaho Department of the Environment			$304,465					$304,465	Environmental Discharge Fee
United States of America	State of Nevada	Nevada Division of Environmental Protection			$115,670					$115,670	Environmental Permits and Fees
United States of America	Government of United States of America	U.S. Department of Interior			$216,541					$216,541	Mining Claims
United States of America	Government of United States of America	Bureau of Land Management			$176,066					$176,066	Mining Claims
Additional Notes:	All amounts reported in Canadian dollars ("CAD") converted from the Company's reporting currency of U.S. dollars ("USD") at average USD/CAD exchange rate over the course of the reporting period at approximately 1.37. Amounts paid in Mexican pesos ("MXN") are converted to CAD at average MXN/CAD exchange rate over the course of the reporting period at approximately 0.0752.

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Americas Gold and Silver Corporation					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E272943
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Mexico	Cosalá Operations	$553,954		$760,145					$1,314,099
United States of America	Galena Complex	$376,077		$834,800					$1,210,877
United States of America	Relief Canyon			$291,736					$291,736
United States of America	Drumlummon			$70,939					$70,939
Additional Notes[3]:	All amounts reported in Canadian dollars ("CAD") converted from the Company's reporting currency of U.S. dollars ("USD") at average USD/CAD exchange rate over the course of the reporting period at approximately 1.37. Amounts paid in Mexican pesos ("MXN") are converted to CAD at average MXN/CAD exchange rate over the course of the reporting period at approximately 0.0752.

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.

2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.